SHARE EXCHANGE AGREEMENT

                              AMONG

                      APTA HOLDINGS, INC. ,
             HARRY J. SANTORO, STEPHEN M. ROBINSON,
                         CONVERGIX INC.,
                 RALPH EISENSCHMID IN TRUST FOR
    INTELISYS ACQUISITION INC., A COMPANY TO BE INCORPORATED,
                 RALPH EISENSCHMID IN TRUST FOR
                INTELISYS (NOVA SCOTIA) COMPANY,
          AN UNLIMITED LIABILITY COMPANY TO BE FORMED,

                               and

                        RALPH EISENSCHMID
        (on his own behalf and as attorney and agent for
               the shareholders of Convergix Inc.)






                        November 22, 2002

                  SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated for reference as of the 15th day of November, 2002.

BETWEEN:

          RALPH  EISENSCHMID  IN  TRUST  FOR  INTELISYS
          ACQUISITION   INC.,   a   company    to    be
          incorporated pursuant to the laws of the Province of New Brunswick with its principal office at 815 Bombardier Street, Shediac, New Brunswick, E4P 1H9
          ("Exchangeco")
                                           OF THE FIRST PART

AND:

          RALPH EISENSCHMID IN TRUST FOR INTELISYS (NOVA SCOTIA) COMPANY, an unlimited liability company to be formed pursuant to the laws of
          the   Province  of  Nova  Scotia   with   its
          principal   office at 815 Bombardier  Street,
          Shediac, New Brunswick, E4P 1H9
          ("Novascotiaco")
                                          OF THE SECOND PART

AND:

          CONVERGIX   INC.,   a  company   incorporated
          pursuant to the laws of the Province of New Brunswick and having its principal office at
          815    Bombardier   Street,   Shediac,    New
          Brunswick, E4P 1H9
          (the "Company")
                                           OF THE THIRD PART

AND:

          APTA    HOLDINGS,   INC.,    a    corporation
          incorporated under the laws of the State of Delaware, having its principal office at 215
          West  Main  Street, Maple Share, New  Jersey,
          08052
          ("Apta")
                                          OF THE FOURTH PART


AND:

          RALPH EISENSCHMID, an individual resident at 65 Mathieu-Martin, Grand Barachois, New Brunswick, E4P 7V7, (the "Depositary") on his own behalf and as attorney and agent for all of the shareholders of the Company
                                           OF THE FIFTH PART

          (the Depositary and the shareholders of the Company being hereinafter collectively referred to as the "Vendors")

AND:

          HARRY  J. SANTORO, an individual resident  at
          215   West  Main  Street,  Maple  Share,  New
          Jersey, 08052,
                                           OF THE SIXTH PART

AND:

          STEPHEN M. ROBINSON, an individual resident at 126 Wharton Court, Shamong, New Jersey,
          08088,
                                         OF THE SEVENTH PART

          (the  foregoing  parties  of  the  sixth   to
          seventh part being hereinafter collectively referred to as the "Principals")

WHEREAS   the   Vendors  are  the  registered  holders   and
beneficial owners of all of the issued and outstanding Class
A common shares in the capital of the Company as set out in Schedule "A" hereto (the "Shares");

AND WHEREAS Exchangeco and Novascotiaco are wholly-owned subsidiaries of Apta; and

AND WHEREAS the Vendors have agreed to sell and Exchangeco and Novascotiaco have agreed to purchase all of the Shares on the terms and conditions set out in this Agreement;

NOW   THEREFORE   THIS   AGREEMENT   WITNESSES   THAT,    in
consideration of the premises, covenants, terms, conditions representations and warranties hereinafter set forth, the parties hereto agree each with the other as follows:

                 ARTICLE 1 - INTERPRETATION

1.1 Definitions. Where used in this Agreement and the recitals and any schedules hereto, each of the following words will have the following meanings:

(a)  "Apta" means Apta Holdings, Inc.

(b)  "Apta's   Financial  Statements"  means   the   audited
     financial statements of Apta for the year ended December 31, 2001, and its interim financial statements for the period ended September 30, 2002, attached hereto as Schedule "J".

(c) "Apta Shares" means shares in the common stock of Apta, $0.001 par value.

(d) "Assets" means all of personal property, chooses in action, intangible or intellectual property, including patents, copyrights, trade-marks, trade names or licenses, and all other assets of whatsoever nature owned or purportedly owned by a Party.

(e) "Asset Sale Consulting Agreement" means the consulting agreement attached hereto as Schedule "P", to be entered into by Apta and the Principals on Closing.

(f) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to attempt to cause such result to be achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the transactions contemplated herein.

(g)  "Bulletin  Board"  means the Over-the-Counter  Bulletin
     Board, an over-the-counter securities market operated by the National Association of Securities Dealers.

(h) "Business" means the business carried on by the Company described as the development of airline management software.

(i) "Canadian Securities Law" means the securities laws of any province or territory of Canada in which recipients of any shares under this Agreement may reside, and the regulations, rules and policies promulgated thereunder, both as amended from time to time.

(j) "Canadian Securities Regulators" means the securities commissions or other Governmental Authorities authorized to administer and enforce securities laws in any province or territory of Canada.

(k) "Claim" means any claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

(l) "Closing" means the completion of the purchase of the Shares by Exchangeco in accordance with the terms and conditions of this Agreement.

(m) "Closing Date" means December 31, 2002, or such earlier or later date as the Parties may agree on.

(n) "Closing Time" means 3:00 p.m. (Toronto time) on the Closing Date, or such earlier or later time on the Closing
     Date as the Parties may agree to.

(o)  "Company" means Convergix Inc.

(p) "Company's Financial Statements" means the financial statements of the Company for its two most recently completed fiscal years and its interim financial statements for its two most recently completed fiscal periods, prepared in accordance with U.S. GAAP, to be attached hereto as Schedule "D".

(q)  "Company's   Private  Placement"  means   the   private
     placement of 2,666,667 Shares at CDN$0.30 per Share to raise $800,000, subject to the Company's obligation to repurchase said Shares (or securities issued in exchange for the same) by March 31, 2003, at the greater of (i) the last closing price of the Shares (or securities issued in exchange for the same) on the Over-the-Counter Bulletin Board and (ii) CDN$0.34 per Share.

(r)  "Constating  Documents"  means  (i)  the  articles   or
     certificate of incorporation and the bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iii) any amendment to any of the foregoing.

(s) "Contracts" means all of the material commitments, agreements, contracts, arrangements, instruments, leases and other documents entered into by the Company, by which the Company is bound or to which the Company or the Assets are subject (other than the Permitted Encumbrances) and which are described in Schedule "H".

(t) "Depositary" means Ralph Eisenschmid acting as attorney and agent for the Vendors pursuant to powers of attorney granted to the Depositary by the Vendors under subscription agreements between the Vendors and the Company pursuant to which the Vendors acquired shares in the Company.

(u)  "Encumbrance"  means  any  mortgage,  charge,   pledge,
     hypothecation,  debenture,  lien,  security   interest,
     encumbrance, claim, option, right of first refusal, community of property or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, regardless of form and whether consensual or arising by operation of law.

(v) "Exchangeable Shares" means Class B Special Shares of Exchangeco, being subordinate, non-voting shares, each Exchangeable Share being exchangeable, redeemable or retractable for one (1) Apta Share on terms described in the Support Agreement (including all schedules attached thereto).

(w)  "Exchangeco" means InteliSys Acquisition Inc.

(x)  "GAAP" means generally-accepted accounting principles.

(y) "Governmental Authority" means any applicable Canadian or U.S. federal, provincial, state or municipal government, agency, ministry, commission, crown corporation, department, inspector, official or body of any kind exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

(z)  "Group  A  Vendors"  means  those  Vendors  listed   in
     Schedule "A" hereto as being non-residents of Canada or exempt from taxation under the Tax Act, or who have elected to receive Apta Shares directly in exchange for their Shares regardless of the Canadian tax consequences of doing so.

(aa) "Group  B  Vendors"  means  those  Vendors  listed   in
     Schedule "A" hereto as being residents of Canada or other persons taxable under the Tax Act, other than those who have elected to be part of the Group A Vendors.

(bb) "Indebtedness" means all liabilities, debts, accounts payable and other monetary obligations.

(cc) "Interim Period" means the period commencing on the execution of this Agreement and ending at the Closing Time.

(dd) "Listing Status" means Apta's status as a company whose common shares are quoted for trading on the Bulletin Board and which is in good standing with the Bulletin Board and is not in default under any of its rules, policies or by-laws.

(ee) "material"  means,  when  used  with  respect   to   an
     obligation, contract, liability or any other matter, that the obligation, contract, liability or such other matter is of such a nature as to be substantially likely to be considered important to a reasonable investor in making an investment decision, including a decision to purchase, hold or sell securities of the Person in question.

(ff) "Material Adverse Change" a material adverse change in or a material adverse effect on the businesses, assets, operations, results of operations or financial condition of a Person and its subsidiaries (if any) taken as a whole, provided that any adverse effects arising from or relating to the following matters (individually and in the aggregate) shall be excluded in determining whether such a material adverse effect has occurred: (i) general economic conditions or conditions (including conditions in financial markets) generally prevailing in the industry or market segment in which the corporate entity and its subsidiaries conduct their respective businesses, (ii) the announcement or pendency of the transactions contemplated in this Agreement or the closing or pendency of any transaction of the Parties which was publicly announced as of the date of this Agreement; and (iii) the taking by any Party of any action (or omission by any Party to take any action) at the request of or with the permission of the other Parties; provided, further, that a decline in the public trading price of Apta Shares shall not by itself constitute a Material Adverse Change.

(gg) "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary
     Course of Business" only if:

     (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person; and

     (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

     (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(hh) "Parties" means the parties to this Agreement and "Party" means any one of them.

(ii) "Person"  means any individual, corporation  (including any non-profit corporation), body corporate, partnership, limited partnership, limited liability company, joint venture, society, association, trust, unincorporated organization, Governmental Authority or other entity, or any
     trustee,   executor,  administrator,  or  other   legal
     representative.

(jj) "Permitted Encumbrances" means, with respect to the Company and the Shares, the Encumbrances described in Schedule "G" hereto, and with respect to Apta, the Encumbrances described in Schedule "N" hereto.

(kk) "Principals"  means  Harry J. Santoro  and  Stephen  M.
     Robinson, being the principal shareholders, officers and/or directors of Apta prior to Closing.

(ll) "Principals' Guarantee" means the guarantee attached hereto as Schedule "Q" to be executed and delivered by the Principals to Apta at Closing, whereby if the proceeds of the sale of the Assets of Apta under the Asset Sale Consulting Agreement are not sufficient to repay all Indebtedness of Apta, the Principals shall pay to Apta the amount by which said Indebtedness exceeds the proceeds of said sale.

(mm) "Reporting Issuer Status" means Apta's status as a reporting company in the United States under U.S. Securities Law, in good standing and not in default under U.S. Securities Law, but not a "reporting issuer" in any province of territory of Canada, as that term is defined in Canadian Securities Law.

(nn) "SEC"   means   the   U.S.  Securities   and   Exchange
     Commission;

(oo) "Shares" means the Class A common shares of the Company held by the Vendors as set out in Schedule "A" hereto.

(pp) "Special  Voting Share" means the one share  of  Series
     "A" of the preference stock of Apta issuable in series, which entitles the holder of record to a number of votes at meetings of holders of Apta Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Apta or its affiliates), which share is to be issued to, deposited with, and voted by, the Voting Agent as described in this Agreement and the Voting and Exchange Agency Agreement.

(qq) "Support   Agreement"  means  the  exchangeable   share
     support agreement to be entered into by Apta, Exchangeco and NovaScotiaco on or before Closing.

(rr) "Tax Act" means the Income Tax Act (Canada), as amended from time to time.

(ss) "U.S.   Securities   Law"  means  the   United   States
     Securities Act of 1933 and the United States Securities Exchange Act of 1934, the securities laws of any State of the United States of America, and the regulations, rules and policies promulgated thereunder, all as amended from time to time.

(tt) "Vendors" means collectively the persons named in Schedule "A" hereto.

(uu) "Voting and Exchange Agency Agreement" means the voting and exchange agency agreement attached hereto as Schedule
     "C", to be entered into by Apta, Exchangeco and the Voting
     Agent at Closing.

(vv) "Voting Agent" means Carbonaro Sugar Szweras LLP or such other agent as may be appointed as agent under the Voting and Exchange Agency Agreement, and any successor agent appointed under and subject to the provisions of the Voting and Exchange Agency Agreement.

1.2 Interpretation. In this Agreement, except as otherwise expressly provided:

(a)  "Agreement"   means  this  agreement,   including   the
     preamble and the schedules hereto, as it may from time to time be supplemented or amended in effect;

(b)  all  references  in  this  Agreement  to  a  designated
     "paragraph" or other subdivision or to a Schedule is to the designated paragraph or other subdivision of, or Schedule, to this Agreement;

(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or other subdivision or Schedule;

(d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited" or words of similar import, are used with reference thereto);

(f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable to the United
     States of America;

(g) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

(h)  except   as  otherwise  provided,  any  dollar   amount
     referred to in this Agreement is in U.S. currency; and

(i)  any   other  term  defined  within  the  text  of  this
     Agreement has the meaning so ascribed.

1.3  Schedules.   The  following are the Schedules  to  this
          Agreement:

     Schedu Description
     le
     A      The   Vendors   and   their
            Shareholdings
     B      Support Agreement
     C      Voting  and Exchange Agency
            Agreement
     D      Company's         Financial
            Statements
     E      Assets of the Company
     F      Indebtedness of the Company
     G      Permitted  Encumbrances  of
            the Company
     H      Material Contracts  of  the
            Company
     I      Employment Contracts of the
            Company
     J      Apta's Financial Statements
     K      Assets of Apta
     L      Indebtedness of Apta
     M      Permitted  Encumbrances  of
            Apta
     N      Material Contracts of Apta
     O      Employment   Contracts   of
            Apta
     P      Asset    Sale    Consulting
            Agreement
     Q      Principals' Guarantee

           ARTICLE 2 - PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale. Subject to the conditions and upon the terms hereinafter set forth, Exchangeco and Apta agree to purchase and the Vendors agree to sell to Exchangeco and Apta all of their right, title and interest in and to the Shares.

2.2   Purchase  Price.  The purchase price  for  the  Shares
shall consist of an aggregate of 25,000,000 Apta Shares and/or Exchangeable Shares. In consideration for the sale of the Shares by the Group A Vendors, Apta shall issue 3,295,000 Apta Shares to the Group A Vendors in the aggregate. In consideration for the sale of the Shares by the Group B Vendors, Exchangeco shall issue 21,705,000 Exchangeable Shares to the Group B Vendors in the aggregate. The Apta Shares and the Exchangeable Shares shall be issued at Closing, at which time each Vendor will receive a number of Apta Shares or Exchangeable Shares proportionate to his interest in the Company as set out in Schedule "A" hereto; provided that Apta and Exchangeco shall be entitled to withhold that number (rounded up to the nearest whole share) of Exchangeable Shares or Apta Shares, as the case may be, equal to, but not in excess of (other than due to rounding), the amount of any withholding obligations of Apta or Exchangeco under any tax applicable to the sale of the
Shares or the exchange of the Exchangeable Shares. All Exchangeable Shares and all Apta Shares issued under this Agreement or in exchange for the Exchangeable Shares shall be endorsed with a legend under U.S. Securities Law and Canadian Securities Law.

2.3 Exchangeable Shares. The Exchangeable Shares to be issued by Exchangeco pursuant to this Agreement shall bear the rights, privileges, restrictions and conditions set out in the Support Agreement (and all schedules thereto) attached hereto as Schedule "B".

2.4    Support  Agreement.   On  or  before  Closing,  Apta,
Exchangeco  and  NovaScotiaco shall enter into  the  Support
Agreement in the form attached hereto as Schedule "B".

2.5 Voting and Exchange Agency Agreement. On Closing, Apta, Exchangeco and the Voting Agent shall enter into the Voting and Exchange Agency Agreement in the form attached hereto as Schedule "C". Pursuant to the Voting and Exchange Agency Agreement, Apta shall issue to the Voting Agent one Special Voting Share.

2.6  Accounting Consequences
..   It  is  intended by the parties hereto that the purchase
and sale of the Shares under this Agreement shall qualify for accounting treatment as a purchase under U.S. GAAP.

2.7  Tax Treatment
.. It is intended that the transactions contemplated in this Agreement shall generally constitute (i) a taxable exchange
for   United   States  federal  income  tax  purposes   (not
qualifying  under Sections 368 or 351 of the  United  States
Internal  Revenue Code of 1986, as amended) to persons   who
are otherwise subject to taxation in the United States on the sale or exchange of Shares, and (ii) a tax deferred reorganization for Canadian federal income tax purposes for owners of Shares who are residents of Canada for Canadian federal income tax purposes who receive Exchangeable Shares as a consequence of the purchase and sale of the Shares.

2.8 Securities Law Exemptions and Resale Restrictions. The sale of the Shares, the issuance of the Apta Shares at
Closing to such Group A Vendors as may be resident in Canada, and the issuance of the Exchangeable Shares to the Group B Vendors shall be made in reliance on the exemptions from prospectus and registration requirements contained in sections 7(h) and 13(12) of the Security Frauds Prevention Act (New Brunswick) and the corresponding provisions of any other applicable Canadian Securities Law. The issuance of the Apta Shares to the other Group A Vendors at Closing shall be made in reliance on the exemptions from the registration requirements of U.S. Securities Law contained in Rule 506 under Regulation D or in Regulation S under the Securities Act of 1933, and the applicable securities laws of the Group A Vendor's jurisdiction of residence. The issuance of the Apta Shares to the Group B Vendors on the exchange of their Exchangeable Shares shall be made in reliance on an exemption order from the relevant Canadian Securities Regulators (if necessary) and the exemption from the registration requirements of U.S. Securities Law contained in Regulation S under the Securities Act of 1933. The Vendors hereby acknowledge that as a result:

(a) any Exchangeable Shares or Apta Shares that they receive pursuant to this Agreement will be subject to resale restrictions in accordance with Canadian Securities Law and/or U.S. Securities Law, as amended, and the rules thereunder, as applicable, and that certificates representing the Exchangeable Shares or Apta Shares will be affixed with the following legends describing such restrictions:

     (i)  on the Apta Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the issuer's counsel that registration is not required under such Act."

     (ii) on the Exchangeable Shares:

          "The shares represented by this certificate have not been issued pursuant to a prospectus filed with a securities regulator in any province or territory of Canada. Accordingly they may not be sold, transferred, hypothecated or otherwise traded on or through a securities market in Canada or otherwise in Canada or to or for the benefit of a resident of Canada in the absence of an effective prospectus for these shares under the applicable securities laws or an opinion of the issuer's counsel that a prospectus is not required under such laws."

(b)  the   Exchangeable  Shares  and  the  Apta  Shares  are
     "restricted shares" and cannot be sold, pledged, transferred or otherwise dealt with other than pursuant to a prospectus or registration statement filed with the relevant Canadian Securities Regulators or SEC, or pursuant to an exemption therefrom provided under the relevant Canadian Securities Law and U.S. Securities Law, as amended, and the rules and regulations promulgated thereunder, except that there is no such restriction on the shares held by residents of New Brunswick;

(c) in some provinces of Canada, the Exchangeable Shares cannot be exchanged for the Apta Shares unless an appropriate exemption from the prospectus requirements in Canadian Securities Law is available or the relevant Canadian Securities Regulators issue a discretionary relief order permitting the exchange;

(d) Apta Shares received by Vendors who are not resident in the United States of America may not be sold, assigned, transferred or otherwise disposed of to any resident of the United States of America for a period of twelve
     (12) months from the date of issuance;

(e) the resale exemptions provided under Canadian Securities Law and U.S. Securities Law may not be generally available because of the conditions and limitations of said exemptions, and that Exchangeco and Apta are under no obligation to take any action to make any of said exemptions available to the Vendor; and

(f) only Apta can register the Apta Shares or file a prospectus to qualify the Apta Shares for immediate resale and Apta has not made any representations to the Vendors that it will do so, except as set out herein

2.9 Securities Law Compliance. The Vendors hereby agree that they shall not sell, pledge, transfer or otherwise deal with the Exchangeable Shares or the Apta Shares without obtaining a favourable opinion of counsel or such other evidence as may be required by Exchangeco or Apta, that the proposed dealing will not be in violation of Canadian Securities Law, U.S. Securities Law, or any other applicable securities laws, and the rules and regulations promulgated thereunder.

2.10 Non-Residents. It is acknowledged that upon the issuance of Apta Shares or the Exchangeable Shares, each Vendor that is a non-resident of Canada within the meaning of section 116 of the Tax Act, shall be required to provide an executed certificate and take all other steps required under section 116 of the Tax Act. It is acknowledged that the Vendors will bear full responsibility for any Canadian or U.S. tax liabilities arising from this transaction, and that neither Apta nor Exchangeco shall be obliged to deliver any certificates representing Apta Shares or Exchangeable Shares until the requisite certificate under section 116 of the Tax Act has been obtained by the Vendor in question.

        ARTICLE 3 - FURTHER COVENANTS OF THE PARTIES

3.1   Due Diligence Review.  During the Interim Period,  the
Company, Exchangeco and Apta shall each:

(a) allow all Parties and their representatives full and free access during normal business hours to their corporate minute books and records, including contracts and share registers, personnel, properties and other documents and data;

(b)  provide to all Parties and their representatives copies
     of   all  such  contracts,  books,  records  and  other
     existing documents and data as such Parties or their representatives may reasonably request; and

(c) provide to all Parties and their representatives such other information about themselves as such Parties or their representatives may reasonably request.

3.2 Business in the Ordinary Course. Except as set out in this Agreement, during the Interim Period, each of Apta and the Company shall conduct its business in the Ordinary Course of Business and shall not, without the written consent of the other Parties or as otherwise permitted under this Agreement:

(a) issue, or enter into any agreements to issue, any securities, including without limitation, shares, warrants, options, convertible securities or rights to purchase shares, except that:

     (i) the Company shall be permitted to issue additional securities during the Interim Period as part of the Company's Private Placement and the Company's
          Debt Settlements, and

     (ii) Apta shall be permitted to issue additional common stock during the Interim Period proved that the total outstanding common stock of Apta at the Closing Time shall not exceed 3,000,000 shares of common stock;

(b) redeem, purchase or otherwise acquire or commit to acquire any of its issued and outstanding shares;

(c)  amend its Constating Documents;

(d)  effect     any     subdivision,    consolidation     or
     reclassification of any of its issued and outstanding shares;

(e)  acquire or dispose of any Assets except in the Ordinary
     Course of Business or as contemplated in this Agreement; or

(f) take any action or fail to take any reasonable action within its control, as a result of which a Material Adverse
     Change is likely to occur.

3.3  Reorganization.  On or before Closing Apta shall:

(a)  amend its certificate of incorporation so as to:

     (i)  increase its authorized share capital to at  least
          50,000,000 shares of $0.001 par value each, and

     (ii) create a new class of preference shares of $0.001 par value each issuable in series of which Apta will be authorized to issue at least 1,000 shares;

(b)  change  its name to "Intelisys Aviation Systems  U.S.A.
     Inc." or such other name as may be acceptable to the relevant Governmental Authority;

(c)  amend section 5.1 of its stock option plan to read:

     "The stock to be issued under the Plan shall be shares of authorized but unissued or re-acquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,000,000 without further shareholder approval."; and

(d)  make   such  additional  amendments  to  its  corporate
     structure as the Company may request.

3.4 Shareholder Approval. On or before Closing, Apta shall obtain the approval of its shareholders for:

(a)  the   corporate  changes  contemplated  in  subsections
     3.3(a), (b) and (c); and

(b) the migration of Apta's corporate charter to the State of Florida at the discretion of Apta's board of directors; and

(c) the amendment of Apta's certificate of incorporation upon the migration of its charter to the State of Florida to increase its authorized share capital to at least 50,000,000 common shares of $0.001 par value each, and at least 30,000,000 preference shares issuable in series.

3.5 Sale of Assets. Upon Closing, Apta shall enter into an agreement with the Principals (the "Asset Sale Consulting Agreement") whereby it shall retain the Principals as its agents with authority to sell all of its Assets, including the shares of all of its subsidiaries, other than any Assets acquired under this Agreement. Pursuant to the Asset Sale Consulting Agreement, the Principals shall sell such Assets within three (3) months from the Closing Date. The proceeds of such sale shall be used to repay all Indebtedness of Apta incurred prior to Closing or in connection with this Agreement. As compensation for finding buyers for Apta's Assets and negotiating with them, if the proceeds of such sale exceed the Indebtedness to be repaid, the excess shall be paid to the Principals.

3.6 Principals' Guarantee. The Principals hereby agree that if the proceeds of the sale of the Assets of Apta under the Asset Sale Consulting Agreement are not sufficient to repay all Indebtedness of Apta arising from the activities of Apta prior to Closing, the Principals shall pay to Apta the amount by which said Indebtedness exceeds the proceeds of said sale. Upon Closing, the Principals shall execute and deliver to Apta a guarantee to that effect in the form attached hereto as Schedule "Q" (the "Principals' Guarantee").

3.7   Change  of  Management.   Upon  Closing,  all  of  the
directors and officers of Apta shall resign and shall be replaced by such persons as the Depositary on behalf of the Vendors shall designate.

3.8 Public Notice. Upon the execution of this Agreement Apta shall prepare and file with the SEC a Form 8-K Current Report and a properly prepared information statement, and shall issue a press release mutually acceptable to the Parties which shall also be filed as an exhibit to the Form 8-K.

3.9 Company's Private Placement. The Parties acknowledge that the Company has to date raised CDN$700,000 under the
Company's  Private Placement, but that the  balance  of  the funds to be raised may not be received until after the Closing. The Parties agree that at Closing, the Company shall assign to Apta and Apta shall assume from the Company all of the rights and obligations of the Company under its subscription agreement with the investor(s) of the Company's Private Placement, such that Apta shall issue to said investor(s) Apta Shares for the balance of the Company's Private Placement.

3.10 Legal Fees. On or before Closing, the Company shall pay the legal fees of Apta's counsel, Stephen M. Robinson, P.A., being $50,000, as follows:

(a)  $25,000 on Closing; and

(b) $25,000 on the earlier of (i) the first draw-down of funds by Apta under any public offering or private placement of its securities other than funds received under the Company's Private Placement as assigned pursuant to section 3.9 above, or (ii) June 30, 2003.

3.11 Company's Financial Statements and Business Plan. The Company shall prepare or cause to be prepared audited financial statements of the Company for its two most recently completed fiscal years and its interim (quarterly) financial statements for its two most recently completed fiscal periods in accordance with U.S. GAAP, and shall deliver the same to the Principals and Apta on or before Closing. The Company shall deliver with the Company's Financial Statements a current and detailed business plan of the Company with financial projections.

3.12 Canadian Securities Compliance
..   Apta shall use its Best Efforts to obtain, within ninety
(90) days after the Closing Date, any and all orders required from the relevant Canadian Securities Regulators (if necessary) to permit the issuance of the Apta Shares issued pursuant to section 2.2 or in exchange for the Exchangeable Shares, and, if possible, the subsequent resale of such Apta Shares on the Bulletin Board.

3.13 Inside Information. The Parties agree that this Agreement and the information disclosed or to be disclosed hereunder shall be deemed non-public information, as defined under Regulation FD under U.S. Securities Law, and each of the Parties hereby agrees to maintain such information in confidence as required by Regulation FD. Any Party or Person having access to this Agreement or the information disclosed or to be disclosed hereunder shall be deemed to have material inside information, and buying, selling or trading in Apta's stock by such Parties or Persons may constitute a violation of U.S. Securities Law.

3.14 Filings. Each Party shall, on or before the Closing Date, make all such filings as may be required to be made by it under any applicable laws or regulations in order to consummate the transactions contemplated in this Agreement. Each Party agrees to co-operate with the other Parties with respect to all such filings, including providing all information about the Party that such other Parties may require for such filings.

3.15 Canadian Approvals
..   The Company and Apta each shall use Best Efforts to file
all notices and information required (if any) under (i) the Investment Canada Act (Canada) and (ii) the Competition Act
(Canada).

3.16 Survival of Covenants. The covenants made in this sections 3.5, 3.6, 3,12, 3.13, 3.14 and 3.15 above shall survive the Closing for a period of one (1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any default or breach of any such covenant, that Party shall have no further liability under this Agreement with respect to that covenant.

         ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Depositary and the Vendors. Each Vendor hereby represents and warrants to Exchangeco and Apta as follows as of the Closing Date, and acknowledges that Exchangeco and Apta are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a) Capacity and Authority- The Vendor has full power, right and authority to own the Shares, enter into this Agreement and to perform his obligations under it. If an individual, the Vendor has attained the age of majority. If not an individual, the Vendor has been duly formed and is validly existing under the laws of its jurisdiction of incorporation, and execution and delivery of this Agreement and the Vendor's performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors, shareholders, trustees, beneficiaries, partners or members of the Vendor, and the individual signing this Agreement on behalf of the Vendor has the authority to do so and to bind the Vendor by his signature.

(b) Power of Attorney - The Depositary has been duly appointed by all of the shareholders of the Company as their attorney for the sale of the Shares with full power and authority to enter into this Agreement on such shareholders' behalf and to sell such shareholders' Shares on the terms set out herein.

(c) Title to Shares - The Vendor is the sole legal and beneficial owner of the Shares set out opposite his name in Schedule "A" hereto with good and marketable title thereto, free and clear of any Encumbrances other than Permitted Encumbrances.

(d) No Option - Except as set out in this Agreement, no Person has any agreement, warrant, option or right, or a right capable of becoming an agreement for, the purchase of the Vendor's Shares.

(e) Absence of Conflict - The Vendor is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of the Vendor (if not an individual), any court or administrative order or process, any agreement or instrument to which the Vendor is party or by which it is bound.

(f) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of the Vendor or the Company, in connection with the execution, delivery and performance of this Agreement and the performance of the Vendor's obligations under this Agreement.

(g) Residence - Each Vendor is a resident, within the meaning of the Tax Act, of the jurisdiction set out under his name in Schedule "A" hereto.

(h) Binding Agreement - This Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(i) Bankruptcy / Liquidation - No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for the Vendor by the Vendor or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Vendor.

(j)  Litigation   -   There  are  no  judgements,   decrees,
     injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of the Vendor) commenced, pending or threatened against or relating to the Vendor which may result in the imposition of a Encumbrance on the Shares or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement.

(k)  Accredited  Investor  -  If a resident  of  the  United
     States of America, the Vendor is an accredited investor within the meaning of Regulation D under the U.S. Securities
     Law.

(l) Representations and Warranties of the Company - The representations and warranties of the Company set out in section 4.2 below are true and accurate.

4.2 Representations and Warranties of the Company. The Company represents and warrants to Exchangeco and Apta as follows as of the Closing Date and acknowledges that Exchangeco and Apta are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a) Due Incorporation - The Company is a corporation duly incorporated and validly existing under the laws of Canada and will on the Closing Date be in good standing with respect to the filing of annual reports.

(b) Due Authorization - The execution and delivery of this Agreement and the completion of the transaction contemplated herein has been duly and validly authorized by all necessary corporate action on the part of the Company.

(c) Capacity - The Company has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth, to perform its obligations under this Agreement.

(d) Binding Agreement - This Agreement constitutes a legal, valid and binding obligation of the Company and the Vendors enforceable against the Company and the Vendors in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(e) Absence of Conflict - Except for the agreements with the Compaq group of companies set out in Schedule "H" hereto and as set out in subsection 4.2(aa) below, the Company is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Shares or assets of the Company as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of the Company, any court or administrative order or process, any agreement or instrument to which the Company is party or by which it is bound.

(f) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of the Company in connection with the execution, delivery and performance of this Agreement and the performance of the Company's obligations under this Agreement.

(g) Share Capital - The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of preference shares without par value issuable in series of which 200 are designated as Series 1 of which there will be at Closing no more than 25,000,000 common shares and 117.7 preference shares issued and outstanding.

(h) Shareholders - Schedule "A" hereto contains a complete and accurate list of each registered holder of issued and outstanding Shares and sets out the residence or principal place of business of each holder. The Vendors are the sole registered holders and beneficial owners of all of the issued and outstanding common shares of the Company in the amounts set out in Schedule "A" hereto.

(i) No Encumbrances - The Shares are free and clear of all Encumbrances other than Permitted Encumbrances.

(j) Shares Validly Issued - The Shares have been validly issued and are outstanding as fully paid and non-assessable.

(k) No Options - Except as set out in this Agreement, no Person has any agreement, warrant, option or right, or a right capable of becoming an agreement:

     (i)  for the purchase of the Shares;

     (ii) to require the Company to issue any further or other shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

     (iii) for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company; or

     (iv) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company.

(l) No Breach - To the best of its knowledge, the Company is not in breach or violation of any laws, ordinances, statutes, regulations, by-laws, judgments, orders or decrees to which it is subject or which apply to it or of any patents, copyrights, trade-marks or licenses held by any other Person.

(m) Permits - To the best of its knowledge, the Company has obtained all permits, certificates, approvals, registrations and licenses which are required for the operation of the Business as it is presently being conducted, and no violations thereof have been experienced, noted, or recorded, and no proceeding is pending or threatened to revoke or limit any of them.

(n)  Subsidiaries  -  The  following  table  sets  out   the
     subsidiaries of the Company and the Company's interest in them:

          Name of Subsidiary     Percentage of Issued and
                                 Outstanding Common Shares
                                 Owned
          Cynaptec   Information 100%(1)
          Systems Inc.
          InteliSys     Aviation 53.125%
          Systems Inc.

         (1)    Does  not  include  250  Class  A  Preferred
         Shares.

     Cynaptec Information Systems Inc. owns the remaining 46.875% of InteliSys Aviation Systems Inc. Except as set out above, the Company does not own, directly or indirectly, any shares or interest in any other Person.

(o)  Constating Documents - The Constating Documents of  the
     Company have not been altered since the incorporation of the Company except as disclosed in the minute books of the Company.

(p) Corporate Records - All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records, and the minute books of the Company contain all records of the meetings and proceedings of shareholders and directors thereof.

(q)  Financial   Statements   -  The   Company's   Financial
     Statements are substantially true and correct in every material respect and present fairly the financial position of the Company and the results of its operations for the periods then ended, in accordance with U.S. GAAP applied on a consistent basis.

(r) No Material Changes - Since the end of the period reported on in the Company's Financial Statements, the Company has carried on its business in the Ordinary Course of Business and there have been no Material Adverse Changes.

(s) Business in the Ordinary Course - Since the end of the period reported on in the Company's Financial Statements, the Company has conducted the Business in the ordinary course and has maintained the Assets in good condition, repair and working order and suitable in all respects for the use to which they are intended.

(t) No Dividends - No dividends or other distribution on any shares in the capital of the Company have been made, declared or authorized.

(u) Bankruptcy / Liquidation - No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for the Company by the Company or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Company.

(v)  Litigation   -   There  are  no  judgements,   decrees,
     injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of the Company) commenced, pending or threatened against or relating to the Company which may result in the imposition of a Encumbrance on the Shares, impose material liabilities on the Company, or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement.

(w) Assets - The Company has no Assets, including but not limited to real estate, except as set out in Schedule "E" hereto and the Company's Financial Statements. The Company has good and marketable title or rights to and possession of all such Assets free and clear of all Encumbrances, except the Permitted Encumbrances.

(x) Indebtedness - There is no Indebtedness of the Company which is not disclosed or reflected in the Company's Financial Statements or Schedule "F" hereto, except that incurred in the Ordinary Course of Business since the end of the period reported on in the Company's Financial Statements. The Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person.

(y) Indebtedness to Directors etc. - The Company is not indebted nor under obligation to the directors, officers, employees or affiliates of the Company, and specifically the Company is not liable to pay any outstanding salaries or wages, except in the Ordinary Course of Business, and except as disclosed in the Company's Financial Statements or Schedule "F" hereto.

(z) Indebtedness of Directors etc. - No officer, director or employee of the Company is indebted or under obligation to the Company on any account whatsoever except as disclosed in the Company's Financial Statements or Schedule "F" hereto.

(aa) Material Contracts - Set out in Schedule "H" is a true and correct listing of the valid and outstanding material contracts of the Company. All of the material contracts set out in Schedule "H" have been approved by the Board of Directors of the Company and except as disclosed to Apta and the Principals by the Company prior to the date hereof, the Company is not in material breach of any of the terms, conditions, covenants or provisions of, is in default under, or has done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or default under any Contract.

(bb) Taxes - All tax returns, filings and reports of the Company required by law to be filed prior to the date hereof, all returns and filings pertaining to compensation of employees of the Company for job-related injuries required and any other tax returns applicable to the Company have been filed and are true, complete and correct. The Company is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and to the best of the Company's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein. The Company has withheld and remitted all amounts required to be remitted to the applicable tax collecting authority respecting payments to employees or to non-residents or
     otherwise.   All  taxes and other  government  charges,
     including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licences required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in the Company's Financial Statements. Adequate provision has been made for taxes payable by the Company for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Company or the payment of any tax, governmental charge or deficiency by the Company. There are no contingent tax liabilities or any grounds which would prompt a re-assessment of any taxes paid or tax returns filed by the Company.

4.3 Representations and Warranties of Apta. Apta represents and warrants to the Company and the Depositary as follows as of the Closing Date and acknowledges that the Company and the Depositary are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a)  Due   Incorporation  -   Apta  is  a  corporation  duly
     incorporated and validly existing under the laws of the State of Delaware and will on the Closing Date be in good standing with respect to the filing of annual reports.

(b) Due Authorization - The execution and delivery of this Agreement and the completion of the transaction contemplated herein has been duly and validly authorized by all necessary corporate action on the part of Apta.

(c) Capacity - Apta has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth, to perform its obligations under this Agreement.

(d) Binding Agreement - This Agreement constitutes a legal, valid and binding obligation of Apta and the Vendors enforceable against Apta and the Vendors in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(e) Absence of Conflict - Apta is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Shares or assets of Apta as a consequence of the execution and delivery of this Agreement or the consummation of the
     transactions   contemplated  in  this  Agreement.   The
     consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of Apta, any court or administrative order or process, any agreement or instrument to which Apta is party or by which it is bound.

(f) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of Apta in connection with the execution, delivery and performance of this Agreement and the performance of Apta's obligations under this Agreement.

(g) Reporting Issuer Status - Apta is a reporting company in the United States under U.S. Securities Law, but is not a "reporting issuer" in any province of territory of Canada, as that term is defined in Canadian Securities Law (the foregoing state of affairs being hereinafter known as the "Reporting Issuer Status").

(h) Listing Status - The common shares of Apta are quoted for trading on the Bulletin Board under the symbol "APTA". Apta is in good standing with the Bulletin Board and is not in default under any of its rules, policies or by-laws (the foregoing state of affairs being hereinafter known as the "Listing Status").

(i) Share Capital - As of the Closing Date the authorized share capital of Apta shall consist of at least 50,000,000 common shares of par value $0.001 per share and at least 1,000 preference shares issuable in series of which no more than 3,000,000 common shares and one Series "A" preference share having the rights, privileges and restrictions specified for the Special Voting Share shall be issued and outstanding as of the Closing Date.

(j)  Apta Shares - The Apta Shares to be issued to the Group
     A Vendors at Closing and to the Group B Vendors in exchange for the Exchangeable Shares will be validly issued as fully-paid and non-assessable.

(k) No Options - Except as set out in this Agreement, no Person has any agreement, warrant, option or right, or a right capable of becoming an agreement:

     (i)  for the purchase of the shares of Apta;

     (ii) to require Apta to issue any further or other shares in its capital or to convert or exchange any securities into or for shares in the capital of Apta;

     (iii) for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Apta; or

     (iv) to require Apta to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of Apta.

(l) No Breach - To the best of its knowledge, Apta is not in breach or violation of any laws, ordinances, statutes, regulations, by-laws, judgments, orders or decrees to which it is subject or which apply to it or of any patents, copyrights, trade-marks or licenses held by any other Person.

(m) Permits - To the best of its knowledge, Apta has obtained all permits, certificates, approvals, registrations and licenses which are required for the operation of the business presently being carried on by it, and no violations thereof have been experienced, noted, or recorded, and no proceeding is pending or threatened to revoke or limit any of them.

(n)  Subsidiaries  -  The  following  table  sets  out   the
     subsidiaries of Apta and Apta's interest in them:

          Name of Subsidiary        Percentage of Issued
                                    and Outstanding Shares
                                    Owned
          Beran Corp.               80%
          InteliSys    Acquisition  100%
          Inc.
          InteliSys (Nova  Scotia)  100%
          Company

     Except as set out above, Apta does not own, directly or indirectly, any shares or interest in any other Person.

(o) Constating Documents - The Constating Documents of Apta have not been altered since the incorporation of Apta except as disclosed in the minute books of Apta.

(p) Corporate Records - All material transactions of Apta have been promptly and properly recorded or filed in or with its respective books and records, and the minute books of Apta contain all records of the meetings and proceedings of shareholders and directors thereof.

(q) Financial Statements - Apta's Financial Statements are substantially true and correct in every material respect and present fairly the financial position of Apta and the results of its operations for the periods then ended, in accordance with U.S. GAAP applied on a consistent basis.

(r) No Material Changes - Since the end of the period reported on in Apta's Financial Statements, Apta has carried on its business in the Ordinary Course of Business and there have been no Material Adverse Changes.

(s) Business in the Ordinary Course - Since the end of the period reported on in Apta's Financial Statements, Apta has conducted the Business in the ordinary course and has maintained the Assets in good condition, repair and working order and suitable in all respects for the use to which they are intended.

(t) No Dividends - No dividends or other distribution on any shares in the capital of Apta have been made, declared or authorized, except as disclosed by Apta under the U.S.
     Securities Laws.

(u) Bankruptcy / Liquidation - No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for Apta by Apta or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Apta.

(v)  Litigation   -   There  are  no  judgements,   decrees,
     injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of Apta) commenced, pending or threatened against or relating to Apta which may result in the imposition of a Encumbrance on the Apta Shares, impose material liabilities on Apta, or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement.

(w) Assets - Apta has no Assets, including but not limited to real estate, except as set out in Schedule "K" hereto and Apta's Financial Statements. Apta has good and marketable title or rights to and possession of all such Assets free and clear of all Encumbrances, except the Permitted Encumbrances.

(x) Indebtedness - There is no Indebtedness of Apta which is not disclosed or reflected in Apta's Financial Statements or Schedule "L" hereto, except that incurred in the Ordinary Course of Business since the end of the period reported on in Apta's Financial Statements. Apta has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person.

(y) Indebtedness to Directors etc. - Apta is not indebted nor under obligation to the directors, officers, employees or affiliates of Apta, and specifically Apta is not liable to pay any outstanding salaries or wages, except in the Ordinary Course of Business, and except as disclosed in Apta's Financial Statements or Schedule "L" hereto.

(z) Indebtedness of Directors etc. - No officer, director or employee of Apta is indebted or under obligation to Apta on any account whatsoever.

(aa) Material Contracts - Set out in Schedule "N" is a true and correct listing of the valid and outstanding material contracts of Apta. All of the material contracts set out in Schedule "N" have been approved by the Board of Directors of Apta and Apta is not in material breach of any of the terms, conditions, covenants or provisions of, is in default under, or has done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or default under any Contract.

(bb) Employees - The name of each present employee of Apta under written employment contract with Apta, the duration of the employment of each such employee with Apta and the remuneration, benefit obligations of Apta, and accrued vacation pay in respect of each such employee is accurately detailed in the employment agreements set out in Schedule "O", and the full amounts of salaries, pensions, bonuses, commissions and other remuneration of any nature, including revenues pay and unpaid earned wages of the present or former officers, directors, employees, salesmen, consultants and agents of Apta, as of the Closing Date, will have been paid up to the most recent pay day.

(cc) Remuneration and Benefit Plans - Since the end of the period reported on in Apta's Financial Statements, Apta has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to or for the benefit of any agent, employee, director or officer of Apta. Apta does not have any contracts, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written or implied with lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others which cannot be terminated on not more than one (1) month's notice. There are no pension, profit sharing, incentive, bonus or similar plans or other compensation plans affecting Apta and Apta has no unfunded or unpaid liability in respect of any such plans except for the monthly remittances paid in respect of Employment Insurance, Canada Pension Plan, and Workers' Compensation.

(dd) Taxes - All tax returns, filings and reports of Apta required by law to be filed prior to the date hereof, all returns and filings pertaining to compensation of employees of Apta for job-related injuries required and any other tax returns applicable to Apta have been filed and are true, complete and correct. Apta is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and to the best of Apta's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein. Apta has withheld and remitted all amounts required to be remitted to the applicable tax collecting authority respecting payments to employees or to non-residents or
     otherwise.   All  taxes and other  government  charges,
     including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licences required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in Apta's Financial Statements. Adequate provision has been made for taxes payable by Apta for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by Apta or the payment of any tax, governmental charge or deficiency by Apta. There are no contingent tax liabilities or any grounds which would prompt a re-assessment of any taxes paid or tax returns filed by Apta.

(ee) Representations  and Warranties of Subsidiaries  -  The
     representations  and  warranties  of   Exchangeco   and
     NovaScotiaco set out in sections 4.4 and 4.5 below are true and accurate.

4.4 Representations and Warranties of Exchangeco. Exchangeco represents and warrants to the Company and the Depositary as follows as of the Closing Date and acknowledges that the Company and the Depositary are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a) Due Incorporation - Exchangeco is a corporation duly incorporated and validly existing under the laws of the Province of New Brunswick..

(b) Capacity to Enter Agreement - Exchangeco has all necessary power, authority and capacity to enter into this Agreement and perform its obligations hereunder.

(c) Due Corporate Authorization - Exchangeco's execution and delivery of this Agreement and its performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors and shareholders of Exchangeco.

(d) Binding Obligation - This Agreement has been duly executed and delivered by Exchangeco and constitutes a valid and binding obligation on its part.

(e)  Share  Capital  -  The  authorized  share  capital   of
     Exchangeco consists of an unlimited number of common shares, and an unlimited number of Exchangeable Shares, of which 100 common shares and no Exchangeable Shares are currently issued and outstanding.

(f) Subsidiary Status - Apta owns all of the issued and outstanding common shares of Exchangeco.

(g) Due Issuance - The Exchangeable Shares will be validly issued to the Vendors at Closing as fully-paid and non-assessable.

(h) No Options - Except as set out in this Agreement, no Person has any agreement, warrant, option or any right capable of becoming an agreement, warrant, option or right for the purchase of any of further shares of Exchangeco or securities convertible into shares of Exchangeco.

(i) Absence of Conflict - Exchangeco is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Exchangeable Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. Exchangeco's execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents Exchangeco, any court or administrative order or process, any agreement or instrument to which Exchangeco is party or by which it is bound.

(j) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of Exchangeco in connection with the execution, delivery and performance of this Agreement and the performance of Exchangeco's obligations under this Agreement.

(k) No Litigation - Exchangeco is not aware of, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of Exchangeco threatened against or affecting Exchangeco at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency.

(l) No Bankruptcy - No proceedings have been taken, are pending or authorized by Exchangeco or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Exchangeco.

(m)  Taxes  -   All  tax  returns, filings  and  reports  of
     Exchangeco required by law to be filed prior to the date hereof, all returns and filings pertaining to compensation of employees of Exchangeco for job-related injuries required and any other tax returns applicable to Exchangeco have been filed and are true, complete and correct. Exchangeco is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and to the best of Exchangeco's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein. Exchangeco has withheld and remitted all amounts required to be remitted to the applicable tax collecting authority respecting payments to employees or to non-residents or otherwise. All taxes and other government charges, including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licences required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in Exchangeco's Financial Statements. Adequate provision has been made for taxes payable by Exchangeco for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by Exchangeco or the payment of any tax, governmental charge or deficiency by Exchangeco. There are no contingent tax liabilities or any grounds which would prompt a re-assessment of any taxes paid or tax returns filed by Exchangeco.

4.5 Representations and Warranties of Novascotiaco. Novascotiaco represents and warrants to the Company and the Depositary as follows as of the Closing Date and acknowledges that the Company and the Depositary are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(n)  Due   Incorporation  -  Novascotiaco  is  an  unlimited
     liability company duly formed and validly existing under the laws of the Province of Nova Scotia.

(o) Capacity to Enter Agreement - Novascotiaco has all necessary power, authority and capacity to enter into this Agreement and perform its obligations hereunder.

(p) Due Corporate Authorization - Novascotiaco's execution and delivery of this Agreement and its performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors and shareholders of Novascotiaco.

(q) Binding Obligation - This Agreement has been duly executed and delivered by Novascotiaco and constitutes a valid and binding obligation on its part.

(r)  Share  Capital  -  The  authorized  share  capital   of
     Novascotiaco consists of an unlimited number of common shares, of which 100 common shares are currently issued and outstanding.

(s) Subsidiary Status - Apta owns all of the issued and outstanding common shares of Novascotiaco.

(t) No Options - Except as set out in this Agreement, no Person has any agreement, warrant, option or any right capable of becoming an agreement, warrant, option or right for the purchase of any of further shares of Novascotiaco or securities convertible into shares of Novascotiaco.

(u) Absence of Conflict - Novascotiaco is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Exchangeable Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. Novascotiaco's execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents Novascotiaco, any court or administrative order or process, any agreement or instrument to which Novascotiaco is party or by which it is bound.

(v) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of Novascotiaco in connection with the execution, delivery and performance of this Agreement and the performance of Novascotiaco's obligations under this Agreement.

(w) No Litigation - Novascotiaco is not aware of, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of Novascotiaco threatened against or affecting Novascotiaco at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency.

(x) No Bankruptcy - No proceedings have been taken, are pending or authorized by Novascotiaco or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Novascotiaco.

(y)  Taxes  -   All  tax  returns, filings  and  reports  of
     Novascotiaco required by law to be filed prior to the date hereof, all returns and filings pertaining to compensation of employees of Novascotiaco for job-related injuries required and any other tax returns applicable to Novascotiaco have been filed and are true, complete and correct. Novascotiaco is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and to the best of Novascotiaco's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein. Novascotiaco has withheld and remitted all amounts required to be remitted to the applicable tax collecting authority respecting payments to employees or to non-residents or otherwise. All taxes and other government charges, including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licences required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in Novascotiaco's Financial Statements. Adequate provision has been made for taxes payable by Novascotiaco for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by Novascotiaco or the payment of any tax, governmental charge or deficiency by Novascotiaco. There are no contingent tax liabilities or any grounds which would prompt a re-assessment of any taxes paid or tax returns filed by Novascotiaco.

4.6 Representations and Warranties of the Principals. Each Principal hereby represents and warrants to the Company and the Vendors as follows as of the Closing Date, and acknowledges that the Company and the Vendors are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a) Capacity and Authority- The Principal has full power, right and authority to enter into this Agreement and to perform his obligations under it. If an individual, the Principal has attained the age of majority. If not an individual, the Principal has been duly formed and is validly existing under the laws of its jurisdiction of incorporation, and execution and delivery of this Agreement and the Principal's performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors, shareholders, trustees, beneficiaries, partners or members of the Principal, and the individual signing this Agreement on behalf of the Principal has the authority to do so and to bind the Principal by his signature.

(b) Absence of Conflict - The Principal is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of the Principal (if not an individual), any court or administrative order or process, any agreement or instrument to which the Principal is party or by which it is bound.

(c) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of the Principal or the Company, in connection with the execution, delivery and performance of this Agreement and the performance of the Principal's obligations under this Agreement.

(d) Binding Agreement - This Agreement constitutes a legal, valid and binding obligation of the Principal enforceable against the Principal in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(e) Bankruptcy / Liquidation - No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for the Principal by the Principal or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Principal.

(f)  Litigation   -   There  are  no  judgements,   decrees,
     injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of the Principal) commenced, pending or threatened against or relating to the Principal which may result in the imposition of a Encumbrance on the Shares or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement.

(g)  Representations   and  Warranties   of   Apta   -   The
     representations and warranties of Apta, Exchangeco and NovaScotiaco set out in sections 4.3, 4.4 and 4.5 above are true and accurate.

4.7 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness in or breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to that representation or warranty.

4.8 Certificates and Instruments Included. All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

                 ARTICLE 5 - CLOSING MATTERS

5.1 Date, Time and Place of Closing. The Closing shall take place at the Closing Time on the Closing Date at 10:00 a.m., or at such other place as the Parties may agree on. If the transactions contemplated herein do not close by December 31, 2002, then this Agreement shall be terminated unless the Parties mutually agree to extend the Closing Date. Provided, however, if all of the conditions to closing have been met, other than the governmental approvals required by Paragraphs 5.2(d) and 5.3(d), Consents, Authorizations and Registrations, the Closing Date shall be automatically extended until such time as such approvals have been obtained. If the Closing Date is so extended, December 31, 2002 shall be deemed the Effective Date of this Agreement.

5.2 Conditions for Apta's, Exchangeco's and NovaScotiaco's Benefit. Apta, Exchangeco and NovaScotiaco shall not be obliged to complete the purchase of the Shares or the issuance of the Apta Shares and Exchangeable Shares unless each of the following conditions shall have been satisfied on or before the Closing Date:

(a) Accuracy of Representations - The representations and warranties of the Vendors and the Company set forth in sections 4.1 and 4.2 above shall be true and correct as of the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and Apta, Exchangeco and NovaScotiaco shall have received certificates from each of the Depositary and the Company confirming the foregoing.

(b) Performance of Obligations - The Depositary and the Company shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing, and shall not be in breach of any provision of this Agreement.

(c) Deliveries -The Depositary shall have delivered or caused to be delivered to the direction of Exchangeco and/or NovaScotiaco (as provided in section 2.2. above) possession of the Shares free and clear of any Encumbrances, other than Permitted Encumbrances, together with all endorsements and documents required to authorize or give effect to said transfer. The Company shall have delivered or caused to be delivered to Apta, Exchangeco and NovaScotiaco all items required to be delivered by it at Closing under section 5.4 below.

(d)  Consents,  Authorizations  and  Registrations   -   All
     consents, approvals, orders and authorizations of, from or notifications to any Persons or Governmental Authorities required (if any) in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

(e) No Claims - There shall be no injunction or order issued preventing, and no pending or threatened claim,
     action,   litigation   or   proceeding,   judicial   or
     administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(f) No Material Changes - There shall have been no Material Adverse Change in the business, assets, liabilities, prospects, operations of the Company, and the Company shall not have sold or pledged any assets, issued any shares or entered into any transactions outside the Ordinary Course of Business.

(g) Opinion - Counsel for the Company shall have delivered an opinion addressed to Apta, Exchangeco and NovaScotiaco in form, content and scope satisfactory to Apta's counsel, with respect to: the incorporation and existence of the Company; the authorized and issued capital of the Company; the due authorization, execution and delivery of this Agreement by the Company; the validity and due authorization of the transfer of the Shares to Exchangeco and/or NovaScotiaco (as provided in section 2.2. above), the compliance with Canadian Securities Law of the issuance of Exchangeable Shares and/or Apta Shares to the Vendors pursuant to the transactions contemplated in this Agreement; and such other matters as counsel to Apta may reasonably request.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, any one of Apta, Exchangeco or NovaScotiaco may terminate this Agreement by notice in writing to the other Parties in which event Apta, Exchangeco and NovaScotiaco shall be released from all obligations under this Agreement and (unless Exchangeco can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that the Party terminating this Agreement shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

5.3 Conditions for the Vendors' Benefit. The Vendors or the Company shall not be obliged to complete the sale of the Shares unless each of the following conditions shall have been satisfied on or before the Closing Date:

(a) Accuracy of Representations - The representations and warranties of Apta, Exchangeco, NovaScotiaco and the Principals set forth in sections 4.3, 4.4, 4.5 and 4.6 above shall be true and correct as of the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and Apta, Exchangeco, NovaScotiaco and the Principals shall have provided certificates confirming the foregoing.

(b)  Performance   of   Obligations   -  Apta,   Exchangeco,
     NovaScotiaco and the Principals shall have performed all of the obligations hereunder to be performed by it at or prior to the Closing. Apta, Exchangeco, NovaScotiaco and the Principals shall not be in breach of any provision of this Agreement.

(c) Deliveries - Exchangeco and NovaScotiaco shall have delivered or caused to be delivered to the direction of the Vendors possession of the Exchangeable Shares and the Apta Shares, respectively, free and clear of any Encumbrances, together with all endorsements and documents required to
     authorize  or  give  effect to  said  transfer.   Apta,
     Exchangeco, NovaScotiaco and the Principals shall have delivered or caused to be delivered to the Depositary and the Vendors all items required to be delivered by it at Closing under section 5.4 below.

(d)  Consents,  Authorizations  and  Registrations   -   All
     consents, approvals, orders and authorizations of, from or notifications to any Persons or Governmental Authorities required (if any) in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

(e) No Claims - There shall be no injunction or order issued preventing, and no pending or threatened claim,
     action,   litigation   or   proceeding,   judicial   or
     administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(f) No Material Changes - There shall have been no Material Adverse Change in the business, assets, liabilities, prospects, operations, of Apta Exchangeco and NovaScotiaco. There shall have been no Material Adverse Change in the Listing Status or Reporting Issuer Status of Apta. Apta shall not have issued any shares or entered into any transac tions outside the Ordinary Course of Business.

(h) Opinion - Counsel for Apta shall have delivered an opinion addressed to the Vendors and the Company in form, content and scope satisfactory to the Company's counsel, with respect to: the incorporation and existence of Apta, Exchangeco and NovaScotiaco; the authorized and issued capital of Apta, Exchangeco and NovaScotiaco; the due authorization, execution and delivery of this Agreement, the Support Agreement and the Voting and Exchange Agency Agreement by Apta, Exchangeco and NovaScotiaco; the validity of the issuance of the Apta Shares and the Exchangeable Shares issuable pursuant to section 2.2 above; the due authorization of the issuance of Apta Shares upon the exchange, redemption or retraction of the Exchangeable Shares; and such other matters as counsel to the Company may reasonably request.

(g) Assets and Indebtedness - Apta and the Principals shall have entered into the Asset Sale Consulting Agreement and Apta shall have sufficient Assets (including shares of its subsidiaries) other than Assets acquired under this Agreement, to repay all Indebtedness accrued prior to Closing or in connection with this Agreement.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, any one of the Depositary on behalf of the Vendors or the Company may terminate this Agreement by notice in writing to Apta, Exchangeco and NovaScotiaco in which event all Parties shall be released from all obligations under this Agreement unless the Party giving notice can show that the condition relied upon could reasonably have been performed by the other Parties; provided, however, that the Party entitled to give notice shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to their rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

5.4  Deliveries on Closing. On the Closing Date:

(a)  Exchangeco will deliver to the Group B Vendors,  or  as
     directed   by   the   Group  B  Vendors,   certificates
     representing the Exchangeable Shares in accordance with
     section 2.2. above;

(b)  Apta  will  deliver  to  the Group  A  Vendors,  or  as
     directed   by   the   Group  A  Vendors,   certificates
     representing the Apta Shares in accordance with section
     2.2. above;

(c) the Group B Vendors will deliver to Exchangeco, or as directed by Exchangeco, certificates representing their Shares duly signed off for transfer, together with all other documentation required to transfer title to their Shares to or to the direction of Exchangeco, provided that if there are no certificates representing the Shares, the Depositary shall deliver to Exchangeco, or as directed by Exchangeco, an executed stock power of attorney or other document evidencing the transfer of the Shares from the Group B Vendors to or to the direction of Exchangeco;

(d) the Group A Vendors will deliver to Apta, or as directed by Apta, certificates representing their Shares duly signed off for transfer, together with all other documentation required to transfer title to their Shares to or to the direction of Apta, provided that if there are no certificates representing the Shares, the Depositary shall deliver to Exchangeco, or as directed by Exchangeco, an executed stock power of attorney or other document evidencing the transfer of the Shares from the Group A Vendors to or to the direction of Exchangeco;

(e) Apta, Exchangeco and Novascotiaco shall execute or deliver an executed Support Agreement;

(f) Apta, Exchangeco and the Voting Agent shall execute and deliver the Voting and Exchange Agency Agreement;

(g) Apta and the Principals shall deliver sequential resignations in writing of those of its current directors and officers who have been designated by the Vendors, and sequential appointments of the persons designated by the Depositary as new directors and officers of Apta;

(h) Apta and the Principals shall execute and deliver the Asset Sale Consulting Agreement;

(i)  the  Principals  shall  deliver  to  Apta  an  executed
     Principals' Guarantee;

(j)  Apta shall deliver:

     (i) its minute book, Constating Documents and general corporate records, including all minutes of shareholder and director meetings;
     (ii) a list of its shareholders as of the Closing Date prepared by its transfer agent including the latest "DTC" list from the Depository Trust Corporation and any other intermediary;
     (iii) filing receipt from the State of Delaware and a certificate from the State of Delaware attesting to its corporate existence and good standing;
     (iv) the  legal  opinion referred to in section  5.3(g)
          above;
     (v) the certificates of Apta, Exchangeco, NovaScotiaco and the Principals referred to in section 5.3(a) above; and
     (vi) such other documents as may reasonably be requested by the Company or its counsel.

(k)  the Company shall deliver:

     (i) its minute book, Constating Documents and general corporate records, including all minutes of shareholder and director meetings;
     (ii) filing receipt from the its jurisdiction of incorporation and a certificate from its jurisdiction of incorporation attesting to its corporate existence and good standing;
     (iv) the  legal  opinion referred to in section  5.2(g)
          above;
     (v) the certificates of the Depositary and the Company referred to in section 5.2(a) above;
     (vi) a    detailed   business   plan   with   financial
          projections;
     (vii) the Company's Financial Statements, prepared in accordance with U.S. GAAP;
     (viii) a list of the persons to be appointed as directors and officers of Apta at Closing, and all consents, affidavits or other documents as may be required to evidence such persons' consent to act as directors and officers of Apta; and
     (ix) such other documents as may reasonably be requested by Apta or its counsel.

               ARTICLE 6 -TRANSACTION EXPENSES

6.1 Except for the provisions of section 3.10 above, each Party to this Agreement will bear all costs and expenses incurred by it in negotiating this Agreement and in closing and carrying out the transactions contemplated by this Agreement save and except the Vendors which shall be to the account of the Company. All costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement will be borne by the party whose responsibility it is to satisfy the condition or fulfil the covenant in question.

                 ARTICLE 7 - CONFIDENTIALITY

7.1 Confidentiality. Each Party (referred to as the "Receiving Party" in this Article 7 acknowledges and agrees that the information which it receives from any of the other Parties (referred to as the "Disclosing Party" in this
Article 7), is and shall be confidential and proprietary to the Disclosing Party (the "Confidential Information"). The Receiving Party agrees not to disclose the Confidential Information to any third party, nor to use the Confidential Information for any purpose other than the performance of its obligations under this Agreement and any other agreement with the Disclosing Party, without the prior written consent of the Disclosing Party. The Receiving Party agrees to restrict dissemination of particular Confidential Information to only those persons in its organization, or to its legal counsel, who must have access to such Confidential Information in order for the Receiving Party to perform its obligations under this Agreement and any other agreement with the Disclosing Party. The Receiving Party shall cause every employee or third party to whom it discloses Confidential Information as permitted hereunder to abide by the foregoing confidentiality provisions. Upon the termination of this Agreement, the Receiving Party shall promptly return such confidential information (and any copies, extracts and summaries thereof) to the Disclosing Party or, with the Disclosing Party's written consent, shall promptly destroy such confidential information (and any copies, extracts and summaries thereof) and, with respect to electronically stored copies, delete such records from any storage unit. The Receiving Party's obligations under this
Article 8 shall come into effect on the date hereof and shall continue indefinitely.

7.2   Exclusions.   The Receiving Party's  obligations  with
regard to the Confidential Information shall not apply in respect of such information that:

(a)  the Disclosing Party authorizes the Receiving Party  to
     disclose   to   third   parties   by   prior    written
     authorization;

(b) is or becomes available in the public domain, other than by an act or omission of the Receiving Party or any employee, agent or other person acting for or on behalf of the Receiving Party;

(c) is lawfully acquired by the Receiving Party from another source without restriction; or

(d) is ordered to be disclosed by a court, administrative agency or other governmental body with jurisdiction over the parties, provided the Receiving Party will first have provided the Disclosing Party with prompt written notice of such required disclosure and will take reasonable steps to allow the Disclosing Party to seek a protective order with respect to the confidentiality of the information required to be disclosed. The Receiving Party will promptly co-operate with and assist the Disclosing Party in connection with obtaining such protective order, at the Disclosing Party's expense.

7.3 Exemption for 8-K Filing. Nothing in this Article 7 shall prevent the filing of a form 8-K with the SEC together with a press release mutually acceptable to the Parties which shall also be filed as an exhibit to the Form 8-K, and the disclosure of all information required to be disclosed therein under U.S. Securities Law, as provided for in section 3.8 above.

                     ARTICLE 8 - GENERAL

8.1 Entire Agreement. This Agreement, together with the agreements and other documents to be delivered pursuant to this Agreement, constitutes the entire agreement between the Parties pertaining to the matters contemplated herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

8.2 Notices. All notices, requests, demands and other communications hereunder must be made in writing and will be deemed to have been duly given if delivered by courier, sent by prepaid registered mail addressed to the addressee at the address appearing on the first page hereof or to such other address as may be given in writing by the Party, or sent by facsimile transmission to the fax number of the addressee given below or to such other fax number as may be given in writing by the Party:

(a)  to the Depositary or the Company: (506) 533-1470

     with a copy to:

     Carbonaro Sugar Szweras LLP
     Barristers and Solicitors
     390 Bay Street, Suite 1600
     Toronto, Ontario, M5H 2Y2
     Tel.:     (416) 368-2500
     Fax: (416) 368-0909

(b)   to  Apta, Exchangeco, NovaScotiaco or the  Principals:
(856) 727-0128

     with a copy to:

     Stephen M. Robinson, Esq.
     Stephen M. Robinson, P.A.
     126 Wharton Court
     Shamong, New Jersey, 08088
     Tel.:          (856) 596-8660
     Direct Tel.:   (856) 268-0588
     Fax:      (856) 596-8662
     Direct Fax:    (856) 268-5615

Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by courier shall be deemed to be received on the next Business Day following the deposit of the communication with the courier service. Any notice sent by prepaid registered mail shall be deemed to be received on the fifth (5th) day other than a Saturday, Sunday or statutory holiday in New Brunswick, following the deposit of the communication in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication may not be mailed but must be given by personal delivery or by electronic communication. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the date of its transmission if transmitted before 4:30 p.m. (Toronto time), and on the next Business Day following the date of its transmission if transmitted after that time.

8.3 Time of Essence. Time shall be of the essence in all respects of this Agreement.

8.4 Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

8.5 Public Notice. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior consent of the other Party, such approval not to be unreasonably withheld.

8.6   Amendment.   No  supplement, modification,  waiver  or
termination of this Agreement shall be binding unless executed in writing by both Parties.

8.7 Waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.8 Assignment. This Agreement and the rights or obligations hereunder or thereunder may not be assigned by either Party without the prior written consent of the other Parties, except that upon the incorporation of Exchangeco and the formation of Novascotiaco, all rights and obligations of Ralph Eisenschmid acting in trust for Exchangeco and Novascotiaco shall be automatically assigned to Exchangeco and Novascotiaco respectively, and Ralph Eisenschmid shall be automatically released from all obligations undertaken in trust for Exchangeco and Novascotiaco under this Agreement.

8.9 Binding Agreement. This Agreement shall be binding on and enure to the benefit of both Parties and their respective successors and permitted assigns. In addition all obligations of the Parties under this Agreement shall also be binding upon any and all directors, officers, employees, consultants, advisors and agents of each Party as well as all parent corporations, subsidiaries, related and affiliated companies thereof.

8.10 Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware and the federal laws of the United States of America applicable therein.

8.11 Severability. If any provision of this Agreement is determined to be prohibited, void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.12 Independent Legal Advice. Each Party acknowledges having been advised to seek independent legal counsel in respect of the Agreement and the matters contemplated herein. To the extent that a Party declines to receive independent legal counsel in respect of the Agreement, that Party hereby waives the right, should a dispute later develop, to rely on its lack of independent legal counsel to avoid its obligations, to seek indulgences from the other Parties hereto, or to otherwise attack the integrity of the Agreement and the provisions thereof, in whole or in part.

8.13 Counterparts. This Agreement may be executed by the Parties in one or more counterparts by facsimile, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement on the day and year first above written.

                              APTA HOLDINGS, INC.


                              Per:__________________________
                              Authorized    Signing

                              Officer
                              I  have authority to bind
                              the corporation


                              ______________________________
                              RALPH EISENSCHMID IN TRUST
                              FOR
                              INTELISYS ACQUISITION INC.,
                              A COMPANY TO BE INCORPORATED


                              ______________________________
                              RALPH EISENSCHMID IN TRUST FOR
                              INTELISYS    (NOVA     SCOTIA)
                              COMPANY,
                              AN UNLIMITED LIABILITY COMPANY
                              TO BE FORMED


                              CONVERGIX INC.


                              Per:__________________________
                              Authorized    Signing
                              Officer
                              I  have authority to bind  the
                              corporation


                              THE VENDORS:



____________________________  _____________________________________
Witness                       Ralph Eisenschmid, on his  own
                              behalf and on behalf of all of
                              the  shareholders of Convergix
                              Inc.


                              THE PRINCIPALS:


____________________________  _____________________________________
Witness                       Harry J. Santoro

____________________________  _____________________________________
Witness                       Stephen M. Robinson




                        SCHEDULE "A"

                SHAREHOLDINGS OF THE VENDORS

GROUP A

 Name and Address of Shareholder     Number of Shares Held and
                                    Number of Apta Shares to be
                                               Issued
Poirier, Lloyd                               2,295,000
50 Poirier Leblanc Road
Grande  Digue, New Brunswick,  E4R
4R3

Three Eff Corporation                        1,000,000
Hibiscus SQ. Pond St. PO Box 159
Grand Turk, Turks & Caicos Islands


              Total                          3,295,000


GROUP B

 Name and Address of Shareholder     Number of Shares Held and
                                       Number of Exchangeable
                                        Shares to be Issued
053389 NB Ltd                                  10,000
14 Southall Court
Fredericton,  New  Brunswick,  E3B
7A1

Andersen, Rob                                  19,720
228 Bayview Court
Shediac, New Brunswick, E4P 1G3

Barrett, Matthew                               15,250
30 Ralph Street
Moncton, New Brunswick, E1C 2V9

Beauchemin, Melina                             18,750
102 McQueen Street - Apt. 2
Shediac, New Brunswick, E4P 1H9

Bierbach, Thomas                               17,533
4 Harbourview Drive
Scoudouc Road, New Brunswick,  E4P
3C7

Bowness, David                                 16,731
56 Laurentide Road
Riverview, New Brunswick, E1B 2W5

Byron, Jeremy                                  34,000
25 Dushermalee
Grand  Barachois,  New  Brunswick,
E4P 7W8

Colpitts, Greg                                150,000
11 Rothesay Park Road
St-John, New Brunswick, E2E 5T7

Connell Joe                                   300,000
13893 Highway #7
Halton Hills, Georgetown, Ontario,
L7G 4Y4

Duffy, Kenny                                   10,000
112 Caissie Avenue
Shediac, New Brunswick, E4P 1K5

Eisenschmid, Charlene                         783,333
65 Mathieu-Martin
Grand  Barachois,  New  Brunswick,
E4P 7V7

Eisenschmid, Ed                               131,579
154 Allanford
Ottawa, Ontario, K1T 3Y4

Eisenschmid, Lise                             131,579
154 Allanford
Ottawa, Ontario, K1T 3Y4

Eisenschmid, Hans                              84,329
12154 Richer Blvd.
Pierrefonds, Quebec, H8Z 1K4

Eisenschmid, Ralph                           12,563,772
65 Mathieu-Martin
Grand  Barachois,  New  Brunswick,
E4P 7V7

English, John                                1,500,000
113 Cap Brule Road
Boudreau West, New Brunswick,  E4P
6J1

Field, Andrew                                  24,469
31 Coronation Drive
Moncton, New Brunswick, E1E 2X2

Galloway, Kalyn                                13,214
530 Front Mountain Road
Moncton, New Brunswick, E1G 3H4

Gauld, Charlene                                11,827
83 LeBlanc Avenjue
Shediac, New Brunswick, E4P 1Y6

Hudson, Joel                                   15,815
122 Wedgewood Avenue
Riverview, New Brunswick, E1B 2C9

Juman, Mohamed                               2,666,667
P.O. Box 743
Manama, Kingdom of Bahrain,

Kays, Frank                                    17,932
58 Bell Street
Moncton, New Brunswick, E1E 2H6

Keffer, Duncan                                 52,632
403 Walworth Drive
Dollard  Des Ormeaux, Quebec,  H9G
2G1

Keffer, Francis                                13,158
403 Walworth Drive
Dollard  Des Ormeaux, Quebec,  H9G
2G1

Lane, Dawson                                  750,000
31 Port Rush Trail
Unionville, Ontario, L6C 1Z3

Little, Malcolm                                25,000
60 Methodist Point Road
Mundleville,  New  Brunswick,  E4W
2L5

Markevich, Jonathan                            1,000
100 Job Road
Grand  Barachois,  New  Brunswick,
E4P 7P9

Morrissey, Craig                               16,161
3084 Route 134
Shediac  Cape, New Brunswick,  E4P
3H6

Orr, Don                                     1,000,000
6624 Cedar Acres
Greely, Ontario, K0A 1Z0

Pecora, Linda                                  22,368
4028 rue de la Duchesse
Duvernay, Quebec, H7C 2S2

Perri, Santo                                   10,000
107 Ellerdale Avenue
Moncton, New Brunswick, E1A 3M8

Robertson, Surrette                           188,372


Reid, Pamela                                   25,000
603 - 5530 Artillery Road
Halifax, Nova Scotia, B3J 1J3

Willam Rigguto (In Trust)                      37,500
19 rue le Royer Ouest
Montreal, Quebec, H2Y 1W4

Sjodin, Stephen                                10,000
16 Jude Street
Shediac Bridge, New Brunswick, E4R
1L6

Smith, Daryl Leonard                           42,857
4009 Lytton Avenue
Powell  River,  British  Columbia,
V8A 5A6

Smith, Quentin Henry                           42,857
12171 Trites Road
Richmond,  British  Columbia,  V7E
3R6

Smith, Sheldon Charles                         42,857
Box 2186
Port Hardy, British Columbia,  V0N
2P0

Smith, Spencer Daryl                           42,857
5053 44B Avenue
Delta, British Columbia, V4K 1J2

Stewart, Joanne                                10,000
194 Pointe de Chene Road
Pointe  de  Chene, New  Brunswick,
E4P 1V1

Tardif Lane, Lynda                            750,000
31 Port Rush Trail
Unionville, Ontario, L6C 1Z3

Taylor, Jeff                                   28,750
44 Bellevue - PO Box 375
St.  Louis-de-Kent, New Brunswick,
E4X 1B5

Trites, Roger                                  5,000
16 Queen Street
Pointe de Chene, NB, E4P 4X9

Varcoe, Carol                                  13,158
13153 Sunbury
Pierrefonds, Quebec, H9A 1E5

Varcoe, Dennis                                 13,158
13153 Sunbury
Pierrefonds, Quebec, H9A 1E5

Venture Communications                         10,000
35 Colter Court
Fredericton, NB, E3B 1X7

Vuillemot, Ben                                 15,815
213 Ogden Road
Riverview, New Brunswick, E1B 2S5

              Total                          21,705,000





                        SCHEDULE "B"

                      SUPPORT AGREEMENT

                        SCHEDULE "C"

            VOTING AND EXCHANGE AGENCY AGREEMENT
                        SCHEDULE "D"

               COMPANY'S FINANCIAL STATEMENTS
                        SCHEDULE "E"

                    ASSETS OF THE COMPANY

The Company has no assets except as set out in the Company's
Financial Statements.

                        SCHEDULE "F"

                 INDEBTEDNESS OF THE COMPANY

The Company has no Indebtedness except as set out in the Company's Financial Statements.

                        SCHEDULE "G"

            PERMITTED ENCUMBRANCES OF THE COMPANY

Under the Company's Constating Documents, no Shares may issued or transferred unless the issuance or transfer is approved by the board of directors of the Company, which approval shall be given for the sale of the Shares contemplated in this Agreement.

Security  interest  in  the assets of  Cynaptec  Information
Systems   Inc.   and   InteliSys  Aviation   Systems   Inc.,
subsidiaries of the Company, granted to the Royal Bank of Canada.

                        SCHEDULE "H"

              MATERIAL CONTRACTS OF THE COMPANY

Master Agreement and Subscription Agreement with Compaq
Cayman Islands Investment Company dated January 22, 2001.

Credit Note from Compaq Cayman Islands Investment Company dated June 22, 2001.

Industrial Research Assistance Program Contribution
Agreement with the National Research Council Canada dated
November 2, 2000.

Share Purchase Agreement with the Province of New Brunswick dated February 29, 2000.

Repayable Contribution Agreements with the Atlantic Canada
Opportunities Agency dated October 5, 1998, December 17,
1999, and February 26, 2001, and amended July 13, 2001 (in the case of the first two agreements) and April 20, 2001, respectively.

Lease Agreement with Place 815 Bombardier Inc. dated
February 2002.

Software Licence and Development Agreement with AMEX Canada
Inc. dated May 24, 2001.

Forbearance Agreement with Royal Bank of Canada dated March
22, 2002, as amended on August 1, 2002.

Subscription and Repurchase Agreement with Mohamed A. Juman dated March 31, 2002.




                        SCHEDULE "I"

             EMPLOYMENT CONTRACTS OF THE COMPANY

None.
                        SCHEDULE "J"

                 APTA'S FINANCIAL STATEMENTS

                        SCHEDULE "K"

                       ASSETS OF APTA

Apta has no assets except as set out in Apta's Financial
Statements.


                        SCHEDULE "L"

                    INDEBTEDNESS OF APTA

Apta has no Indebtedness except as set out in Apta's
Financial Statements.


                        SCHEDULE "M"

               PERMITTED ENCUMBRANCES OF APTA

None.


                        SCHEDULE "N"

                 MATERIAL CONTRACTS OF APTA

None.


                        SCHEDULE "O"

                EMPLOYMENT CONTRACTS OF APTA

None.


                        SCHEDULE "P"

               ASSET SALE CONSULTING AGREEMENT

                        SCHEDULE "Q"

                   PRINCIPALS' GUARANTEES